United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 15, 2024

Pineapple Energy Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

001-31588	41-0957999
(Commission File Number)	(I.R.S. Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN	55343
(Address of Principal Executive Offices)	(Zip Code)

(952) 996-1674

Registrant’s Telephone Number, Including Area Code

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $.05 per share	PEGY	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, Pineapple Energy Inc. (the “Company”) had entered into an operating lease on June 10, 2022 for 8,590 square feet of office space for its corporate office location, located at 10900 Red Circle Drive, Minnetonka, MN 55343 (the “Lease”). Effective October 14, 2024, the Company has terminated the Lease for its principal corporate office.

The termination of the lease, which was set to expire in 2027, is expected to save the Company approximately $17,500 per month, or $210,000 a year, in associated rent expenditures. In connection with the Lease termination, there is a one-time buyout fee in the amount of $189,000 associated with the lease termination agreement, which the Company will pay in fourteen (14) equal monthly installments, as well as the Company waiving its right to its original security deposit provided at entry into the original lease in the amount of $35,434.

Taking into account the remaining years on the now terminated lease, other related costs, and the effect of the buyout fee, total savings are estimated at approximately $480,000.

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 herein is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 17, 2024, the Company amended its Fourth Amended and Restated Articles of Incorporation (“Articles of Amendment”) to implement a one-for-fifty reverse stock split. The Company’s common stock began trading on a split-adjusted basis when the market opened on October 17, 2024 (the “Effective Date”). The Board of Directors of the Company approved the amendment to the Company’s Articles of Incorporation to meet the share bid price requirements of the NASDAQ Capital Market. The Company’s stockholders approved the Articles of Amendment at its annual meeting held on July 19, 2024.

As a result of the reverse stock split, at 12:01 a.m. Central Time on the Effective Date, every 50 shares of common stock then issued and outstanding automatically were combined into one share of common stock, with no change in par value per share. No fractional shares were outstanding following the reverse stock split, and any fractional shares that would have resulted from the reverse stock split will be settled in cash. The total number of shares authorized for issuance was reduced to 2,666,667 in proportion to the reverse stock split. The text of the Articles of Amendment of the Fourth Amended and Restated Articles of Incorporation of the Company that effected the foregoing actions is attached hereto as Exhibit 3.1 and incorporated herein by reference.

The trading symbol for the Company’s common stock will remain “PEGY.” The Company was assigned a new CUSIP number (72303P404) in connection with the reverse split. All options, warrants and other convertible securities of the Company outstanding immediately prior to the effectiveness of the Certificate of Amendment will be adjusted in accordance with the terms of the plans, agreements or arrangements governing such options, warrants and other convertible securities and subject to rounding to the nearest whole share.

Item 7.01	Regulation FD Disclosure

On October 15, 2024, the Company issued a press release announcing the reverse stock split. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K and in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not subject to the liabilities of that section and is not deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:
Exhibit Number	Description
3.1	Articles of Amendment to Articles of Incorporation, effective October 17, 2024
99.1	Press Release, dated October 15, 2024

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PINEAPPLE ENERGY INC.

	By:	/s/ James Brennan
James Brennan Chief Operating Officer

Date: October 17, 2024